OPTION OIL, GAS AND MINERAL

This option agreement between Consolidation Services Inc. (“CSI”), a Delaware Corporation and Eastern Kentucky Land Corporation (“EK”), a Kentucky corporation is entered into effective March 31, 2008.

WITNESSETH:

WHEREAS, EK and CSI negotiated and signed an agreement whereby EK will sell to CSI certain oil, gas and other mineral rights for $1,000,000 in consideration of cash and stock, attached as Exhibit A.

WHEREAS, EK and CSI recognize that it is mutually beneficial for CSI to conduct certain due diligence activities.

WHEREAS, EK and CSI do not want to alter or change the $200,000 cash and $800,000 stock consideration valued at $1.925 per share which was agreed to in the previously signed agreement.

NOW, THEREFORE in consideration of the mutual understandings contained herein, the parties agree as follows:

1)

EK agrees to give CSI until October 1, 2008 to close the agreement to purchase the Rights, as defined in Exhibit A. Said six month period (the “Option Period”) is to allow CSI to perform such due diligence activities as CSI deems appropriate and necessary.

2)

CSI shall pay EK $20,000 by April 8, 2008 and an additional $5,000 on the first of each succeeding month during the Option Period.

3)

All monies paid by CSI to EK during the Option Period will be credited against the $200,000 due at closing of the Exhibit A agreement.

4)

CSI may elect to close the Exhibit A agreement at any time during the Option Period.

5)

CSI may elect to terminate this option agreement and the underlying Exhibit A agreement at any time during the Option Period. In the event of such termination by CSI, EK shall retain all monies owed and paid by CSI through the date of the termination.

6)

Numbered paragraphs 8 through 12 in Exhibit A shall be incorporated herein by reference.

IN WITNESS WHEREOF, this Option agreement has been executed by EK and CSI on this 31st day of March, 2008.

Eastern Kentucky Land Corporation

/s/ James Large

James Large         Date: March 31, 2008

Consolidation Services Inc.

/s/ Johnny R. Thomas

Johnny R. Thomas, President      Date: March 31, 2008

Exhibit A

OIL, GAS AND MINERAL AGREEMENT

This agreement between Consolidation Services Inc. (“CSI”), a Delaware Corporation and Eastern Kentucky Land Corporation (“EK”), a Kentucky Corporation is entered into effective March 20, 2008.

WITNESSETH:

WHEREAS, EK is the owner of certain mineral rights on approximately 10,000 acres known as the Property, described in exhibit A; said Property is owned by Buckhorn Resources LLC (an unaffiliated third party).

WHEREAS, EK desires to sale all rights, title and interest in the oil, gas and all other EK owned minerals on the Property (the “Rights”) except EK shall retain its $0.30 per ton coal rights. The Rights definition shall include all mineral rights owned by EK, excluding the $0.30 per ton coal right which EK retained when it sold the Property and coal mineral rights, but no other mineral rights, to Buckhorn Resources LLC.

WHEREAS, CSI desires to purchase the Rights from EK.

WHEREAS, CSI is purchasing an equity interest in Buckhorn Resources Inc. by separate agreement to provide working capital to facilitate development and mining of the coal reserves on the Buckhorn Property.

NOW, THEREFORE, in consideration of the mutual understandings contained herein, the parties agree as follows:

1)

EK agrees to sale the Rights to CSI and CSI agrees to purchase the Rights from EK.

2)

CSI agrees to purchase the Rights from EK by paying $1,000,000 compensation to EK as follows.

a)

Payment of $200,000 in cash at closing.

b)

Payment of $800,000 through the issuance of 415,584 shares (the “Shares”) of non-registered common stock of CSI at closing. The number of shares (415,584) was determined by dividing $800,000  by $1.925, the “Market Price” of CSI common stock. “Market Price” was determined by the average closing price on the OTCBB of CSI common stock for the most recent a ten day trading period.

c)

Closing of this transaction shall occur on or before April 4, 2008; as quickly as Darrell Herald, attorney for Herald & Herald, 1140 Main Street, Jackson Kentucky 41339 (telephone 606-666-7794) can prepare documents for signing and recording which convey the Rights from EK to CSI. CSI shall escrow the $200,000 with Herald & Herald by March 27, 2008, with instructions to release said dollars to EK when the transfer documents are signed and recorded.

3)

The Shares shall be sold subject to a lock up agreement (the “Lock Up”), as specified in item four and the $800,000 value of the Shares shall be guaranteed (the “Guarantee”) as specified in item five below.

4)

The Lockup shall permit EK to sale 7,992 shares per week (the “Weekly Quota”) commencing on April 1, 2009. The Weekly Quota was calculated by dividing the 415,584 shares, by fifty two weeks. EK may elect to not sell the Weekly Quota. However, any shares not sold on schedule will not be eligible for sale until after the Lock Up period and the Guarantee will not apply to the shares sold after the Lock Up Period. EK shall be deemed a speculator on said shares.

5)

CSI shall Guarantee the $800,000 value of the Shares so long as the Shares are sold in compliance with the Lock Up.  EK shall submit copies of all sale transactions of the Shares to CSI in order to allow determination of dollars owed by CSI to EK in the event of a deficit. EK shall submit said copies of sales transactions to CSI on a monthly basis, copies are to be provided to CSI by the tenth of the month for the preceding months sales transactions.  At the end of each three month period of the Lock Up, CSI and EK shall calculate the total dollars received through the sale of Shares. In the event the quarterly sales of Shares averages less than the Market Price used to calculate the number shares issued, CSI shall pay EK enough cash to bring the average sale price for that quarter to Market Price. However, the calculations for the second, third and fourth quarters of the Lock Up shall take into account all sales made to date. For example, if the first quarters sales averaged fifty cents above Market Price and the second quarter sales were fifty cents below Market Price, CSI would not owe any deficit payment for either the first or second quarter. In the event EK sells more shares than permitted at any time during the Lock Up, the Guarantee shall be null and void for all future sells of Shares.

6)

In the event EK sales shares at a price that is greater than $4.81 (2.5 times the Market Price), EK shall pay CSI any surplus. Said surplus shall be determined and payable quarterly as with the deficit payment describe in the preceding paragraph.

7)

The purpose of this agreement is to specify and define the terms of the transaction and to serve as a commitment of the parties to enable Attorney Herald to prepare documents for transferring the Rights as described herein (the “Closing Document”). The Closing Document shall include any documents which may be reasonably required to execute the closing of this agreement. Recognizing that CSI is a public company, trades on OTCBB.

8)

CSI shall indemnify and hold harmless EK from and against any and all losses, damages, liabilities, reasonable attorney fees, court costs and expenses resulting from or in connection with this Agreement, or any act or omission of the Company.

9)

For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefore has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. The address for CSI is 2756 Green Valley Parkway, suite 225, Henderson, Nevada 89014. The address for EK is __________________________________________________.

10)

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Delaware. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Las Vegas, Nevada in accordance with the laws of the State of Nevada and the rules of the American Arbitration Association.

11)

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

12)

If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.  In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

IN WITNESS WHEREOF, this Agreement has been executed by CSI and EK as of the date written above.

Signature of EK

Name:               James Large

Address:            698 McCown Street

                          Flatwoods, KY 41139

Signature:      _/s/ James Large___________

                      Dated this the 28th day of March, 2008

Signature of CSI

Name:

Address:

Signature          _/s/ Johnny R. Thomas__________

                         March 29, 2008

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